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EXHIBIT 21.1

SUBSIDIARIES OF THE REGISTRANT

A.J. Piscitelli & Associates, Inc., a New York corporation
American Physical Security Group, LLC, a Delaware limited liability company

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  EXHIBIT 21.1
SUBSIDIARIES OF THE REGISTRANT